SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   March 27, 2001


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669                 84-1176494
-----------------------------    -----------------------    --------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



     8100 South Akron Street, Suite 308
     Englewood, Colorado 80112                                   80112
----------------------------------------------       ---------------------------
     (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.   OTHER EVENTS

         OnLine Power Supply, Inc. today announced it has completed safety and reliability testing for its OPS-500-385 PFC Module, clearing the way to commencing commercialization of this product.

         The Company has successfully completed its HALT (Highly Accelerated Life Testing) ruggedization testing, which is a state-of-the-art testing process used to uncover design and production process flaws. The HALT testing, performed by QualMark Corporation, allows manufacturers to identify and correct potential quality issues early in the design and production cycle in order to avoid costly recalls and redesigns after the product has been deployed in the field.

         The Company is pleased with the product's HALT results. The unit maintained its operating conditions under 30G's of vibration across three axes, and from -90(degree)C to +130(degree)C. These are not normal operating conditions since the systems into which the units are built are safeguarded to more conservative operating conditions.

         The Company's unique, patent-pending PFC Module converts AC power to DC power suitable for use in sensitive electronics applications. The Company believes the product is the smallest, lightest, most efficient power supply in its industry representing the first appreciable technological advancement in the last 20 years.

         Also, the Company has received a Notice of Authorization to apply the UL and C-UL recognition marks to its OPS-500-385 PFC Module in the U.S. and Canada. The UL mark on a product means the UL has tested and evaluated representative samples of that product and determined that they meet UL's requirements for use in the United States. The C-UL mark is applied to products for the Canadian market. The products with the C-UL mark have been evaluated to Canadian safety requirements, which may be somewhat different from U.S. safety requirements.

         OnLine Power Supply, headquartered in Englewood, Colorado, develops, manufactures and markets AC to DC power conversion products and supplies for telecommunications, data communications, networking and industrial applications.

         Except for the historical information, all of the information which is contained in this 8-K Report constitutes forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934. Specifically, all statements regarding our business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. These statements involve known and unknown risks, including the risks resulting from economic and market conditions, accurately forecasting operating and capital expenditures and capital needs, successful anticipation of competition which may not yet be fully developed, the uncertainties of litigation, and other business conditions. The use of words confident, prove, anticipate, believe, estimate, expect, may, will, continue, and intend and similar words or phrases are intended by us to identify forward-looking statements (also known as cautionary statements). These statements reflect our current views with respect to future events. They are subject to the realization in fact of assumptions, but

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


what we now think will happen may turn out to be inaccurate or incomplete. Our actual operating results and financial performance may prove to be very different from what we now predict or anticipate. Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Based on changing conditions, should any one or more of these risks materialize, or should any of our underlying assumptions prove incorrect, actual results may vary substantially from what we now anticipate, believe, estimate, expect or intend. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ONLINE POWER SUPPLY, INC.


Dated: March  27, 2001            By:       /s/    Kris M. Budinger
                                         ---------------------------------------
                                         KRIS M. BUDINGER, President and CEO


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